                                                                      EXHIBIT 11

                                                     KEYCORP
                                    COMPUTATION OF NET INCOME PER COMMON SHARE
                                 (dollars in millions, except per share amounts)

                                                        Three months ended June 30,    Six months ended June 30,
                                                        ----------------------------  --------------------------
                                                                1996          1995          1996           1995
                                                        ------------       ---------- ----------       --------
NET INCOME APPLICABLE TO COMMON SHARES
      Net income                                            $    217      $    199      $    425      $    409
      Less: Preferred dividend requirements                        4             4             8             8
                                                            --------      --------      --------      --------
      Net income applicable to Common Shares                $    213      $    195      $    417      $    401
                                                            ========      ========      ========      ========

NET INCOME PER COMMON SHARE
      Weighted average Common Shares outstanding (000)       231,341       235,329       232,220       237,651
                                                            ========      ========      ========      ========
      Net income applicable to Common Shares                $    213      $    195      $    417      $    401
                                                            ========      ========      ========      ========
      Net income per Common Share                           $    .92      $    .83      $   1.80      $   1.69
                                                            ========      ========      ========      ========

NET INCOME PER COMMON SHARE--PRIMARY
      Weighted average Common Shares outstanding (000)       231,341       235,329       232,220       237,651
      Dilutive common stock options (000)1                     3,393         1,775         3,358         1,671
                                                            --------      --------      --------      --------
      Weighted average Common Shares and Common Share
          equivalents outstanding (000)                      234,734       237,104       235,578       239,322
                                                            ========      ========      ========      ========
      Net income applicable to Common Shares                $    213      $    195      $    417      $    401
                                                            ========      ========      ========      ========
      Net income per Common Share                           $    .91      $    .82      $   1.77      $   1.67
                                                            ========      ========      ========      ========


NET INCOME PER COMMON SHARE--FULLY DILUTED
      Weighted average Common Shares outstanding (000)       231,341       235,329       232,220       237,651
      Dilutive common stock options (000)1                     3,398         2,429         3,620         2,457
                                                            --------      --------      --------      --------
      Weighted average Common Shares and Common Share
          equivalents outstanding (000)                      234,739       237,758       235,840       240,108
                                                            ========      ========      ========      ========
      Net income applicable to Common Shares                $    213      $    195      $    417      $    401
                                                            ========      ========      ========      ========
      Net income per Common Share                           $    .91      $    .82      $   1.77      $   1.67
                                                            ========      ========      ========      ========

  1 Dilutive common stock options are based on the treasury stock method using average market price in computing net income per Common Share--primary, and the higher of period-end market price or average market price in computing net income per Common Share--fully diluted.
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